UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

May 2, 2025
Date of Report (date of earliest event reported)

FEDERAL HOME LOAN BANK OF ATLANTA
(Exact name of registrant as specified in its charter)

Federally chartered corporation of the United States	001-51845		56-6000442
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

1475 Peachtree Street, NE	Atlanta	Georgia	30309
(Address of principal executive offices)

(404) 888-8000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors ("Board") of the Federal Home Loan Bank of Atlanta ("Bank") approved the 2025 performance incentive goals under the Bank's Omnibus Annual Incentive Compensation Plan ("Plan"), which are generally consistent with previous incentive goals and correlate to member engagement, affordable housing and community development, return on equity and risk management. The Board also approved, subject to review by the Federal Housing Finance Agency ("Finance Agency"), changes to the threshold, target, and maximum performance levels for each incentive goal under the Plan for 2025, as well as the goal weights.

On May 2, 2025, the Bank received the results of the Finance Agency's review of the changes and the potential incentive award opportunity for 2025 as a percentage of base pay earnings for the Bank's president and chief executive officer will be 60% (threshold), 80% (target), and 100% (maximum) and for executive vice presidents will be 35% (threshold), 60% (target), and 85% (maximum). The 2025 goal weights are designed to present a balanced scorecard reflecting board-driven member engagement, housing mission, financial return and risk management and were set at 30% for member engagement, 20% for affordable housing and community development, 20% for return on equity and 20% for risk management for the president and chief executive officer and the executive vice presidents, except for the chief risk officer, whose goal weights are 50% based on risk management and 50% based on individual and team goals.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Atlanta

Date: May 7, 2025	By: /s/ Andrew S. Locker
Andrew S. Locker General Counsel, Corporate Secretary and Director of Compliance